                                                              EXHIBIT B

         TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
                    DURING THE PAST SIXTY DAYS


Trade Date       By              For the          Quantity          Price per        Type of Trade       Broker
----------       --              -------          --------          ---------        -------------       ------
                                Account of                           Share
                                ----------                           -----
09/01/99        BVF             Partners           70,000            $0.9400           Purchase            INET
09/01/99        ILL10           Partners           16,000            $0.9400           Purchase            INET
09/01/99        BVF Ltd.        Partners           40,000            $0.9400           Purchase            INET
09/27/99        BVF             Partners           15,000            $0.6290           Purchase            INET
09/27/99        BVF Ltd.        Partners           13,500            $0.6250           Purchase            INET
10/25/99        BVF             Partners           84,900            $0.4300           Purchase            CANT
11/01/99        BVF             Partners           25,000            $0.4375           Purchase            HRZG

    INET     =        Instinet
    CANT     =        Cantor Fitzgerald
    HRZG     =        Herzog, Hein & Geduld